Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of IMV Inc. (the Company) of our report dated March 30, 2020, with respect to the consolidated financial statements as at and for the years ended December 31, 2019 and 2018, which appears in Exhibit 99.2 of the Company’s Annual Report on Form 40-F for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Halifax, Nova Scotia, Canada
June 26, 2020